Exhibit 99.1

Pro Forma Combining Financial Statements

The following pro forma combining balance sheet and statement of operations are unaudited and have been derived from the balance sheet and income statement of Trestle Holdings, Inc. at March 31, 2009 and adjusts such information to give the effect to the acquisition of MoqiZone Holdings Limited, a Cayman Island corporation, as if the acquisition had occurred at March 31, 2009.  The pro forma combining balance sheet and statement of operations are presented for informational purposes only and do not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at March 31, 2009.

PRO FORMA COMBINING BALANCE SHEET
(Unaudited)

	Mobizone	Trestle
	Holdings Ltd.	Holdings, Inc.
	March 31,	March 31,
	2009	2009			Proforma
	(unaudited)	(unaudited)	Adjustments		(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$53,488	$-	$3,686,232	B	$3,684,720
			(55,000)	A
Prepaid expenses	15,003	4,000	(4,000)	A	15,003

Total current assets	68,491	4,000	3,682,232		$3,699,723

Property and equipment, net	236,269	-	-		236,269
Goodwill	424,078	-			424,078
Loan receivable	249,331	-	-		249,331

Total assets	$978,169	$4,000	$3,682,232		$4,609,401

LIABILITIES AND OWNERS' EQUITY (DEFICIENCY)

Current Liabilities:
Accounts payable	$49,536	$23,000	(23,000)	A	$49,536
Accrued directors' fees	937,772	-	-		937,772
Other payables and accruals	528,143	-	-		528,143
Due to owner of subsidiary	249,331
Convertible loan payable	316,496	-	(300,000)	F	16,496
Due to related parties	15,530	-	-		15,530
Note payable	-	126,000	(43,000)	A	-
			(83,000)	C

Total Current Liabilities	2,096,808	149,000	(449,000)		$1,547,477

Total Liabilities	2,096,808	149,000	(449,000)		$1,547,477

Owners' Equity (Deficiency)
Capital	514,027	-	(514,027)	E	-
Common stock	-	143,000	36,000	C	11,447
			(178,296)	G
			10,743	G
Series A preferred stock	-		4	B	4
Series B preferred stock	-	-	107	D	-
			(107)	G
Additional paid in capital	-	52,382,000	(52,663,000)	A	4,433,888
			3,686,228	B
			300,000	F
			47,000	C
			(107)	D
			514,027	E
			167,660	G
Accumulated deficit	$(1,635,646)	(52,670,000)	52,670,000	A	$(1,635,646)
Other comprehensive income (loss)	$2,980	-			$2,980

Total Owners' Equity (Deficiency)	$(1,118,639)	$(145,000)	$4,076,232		2,812,593

Total Liabilities and Owners' Equity (Deficiency)	$978,169	4,000	3,627,232		$4,609,401

See notes to Pro Forma Combining financial statements

PRO FORMA COMBINING STATEMENT OF OPERATIONS (UNAUDITED)

	Mobizone	Trestle
	Holdings Ltd.	Holdings, Inc.
	Three Months Ended	Three Months Ended
	March 31,	March,
	2009	2009			Proforma
	(unaudited)	(unaudited)	Adjustments		(unaudited)

Sales	$-	$-	-		-
Cost of sales	-	-			-

Gross profit (loss)	-	-	-		-

Expenses:
General and administrative expenses	405,289	59,000	(59,000)	A	405,289

Total	405,289	59,000	(59,000)		405,289

(Loss) from operations	(405,289)	(59,000)	59,000		(405,289)

Other income (expense):
Interest (expense) and other, net	176	(2,000)	2,000	A	176
Loss on foreign currency translation	-	-	-		-

Other income (expense), net	176	(2,000)	2,000		176

Net loss	$(405,113)	$(61,000)	$61,000		(405,113)

Other comprehensive income
Foreign currency translation	(4,937)	-	-		(4,937)

Total Comprehensive (loss)	$(410,050)	$(61,000)	$61,000		(410,050)

Net (loss) per Share
Basic and diluted	-	$(0.00)	-		$(0.04)

Weighted average shares outstanding
Basic and diluted	-	143,257,214	(131,810,420)	G	11,446,794

See notes to Pro Forma Combining financial statements

Unaudited Notes to Pro Forma Combined Financial Statements

On March 15, 2009, Trestle Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement with MoqiZone Cayman, Cheung Chor Kiu Lawrence, the principal shareholder of MoqiZone Cayman (“Cheung”), and MKM Capital Opportunity Fund Ltd. (“MKM”), our principal stockholder (the “Agreement”).  MoqiZone Cayman is the record and beneficial owner of 100% of the share capital of MobiZone Hong Kong and MobiZone Hong Kong is the record and beneficial owner of 100% of the share capital of Shanghai MoqiZone.  On June 1, 2009, pursuant to the Agreement, and following MoqiZone Hong Kong’s receipt of approximately $4,345,000 in gross proceeds from our private financing, we acquired all of the issued and outstanding capital stock of MoqiZone Cayman in exchange for the issuance to Cheung and the other shareholders of MoqiZone Cayman of 10,743 shares of our sought to be created Series B convertible preferred stock (the “Share Exchange”).  The shares were issued pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.  The private financing shall continue until the earlier to occur of the expiration of the June 16, 2009 offering period or an aggregate of $12,000,000 in gross proceeds is received, unless otherwise extended by the parties to the Financing (the “Final Closing”).

Following the reverse stock split described below, such Series B Preferred Stock shall automatically (and without any action on the part of the holders) convert (on the basis of 1,000 shares of common stock for each share of Series B Preferred Stock) into an aggregate of 10,743,000 shares of our common stock, representing approximately 95% of our issued and outstanding shares of common stock, on a fully-diluted basis, as at the time of conversion (but prior to the issuance of any other equity or equity type securities).  The remaining 5% of the then outstanding shares of Trestle common stock are publicly traded and are owned by approximately 83 shareholders of record.

As a result of the transactions described above, we became the record and beneficial owner of 100% of the share capital of MoqiZone Cayman and therefore own 100% of the share capital of MobiZone Hong Kong and Shanghai MoqiZone indirectly.

Promptly following the Final Closing, Trestle will file a Form 14C Information Statement under the Securities Exchange Act of 1934, as amended, and upon the effectiveness of such Information Statement (the expiration of the requisite 20 day period following mailing of such Information Statement to the Trestle shareholders), Trestle will amend and restate its certificate of incorporation to, among other things:

•
authorize for issuance 10,000,000 shares of Trestle preferred stock (including the Series B Preferred Stock), containing such rights, preferences and designations as the board of directors of Trestle may, from time to time designate;

•	effect a one-for-254.5 reverse stock split to reduce the 179,115,573 outstanding shares of Trestle common stock to 703,794 shares of Trestle common stock; and
•	change the corporate name of Trestle to MoqiZone Holding Corporation.

Additionally, as a condition of the Share Exchange Agreement, Eric Stoppenhagen resigned as our Interim President, effective immediately. Additionally, each of our directors tendered their resignation as one of our directors, to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Our Board of Directors appointed Cheung Chor Kiu Lawrence (Lawrence Cheung) to serve as our Chief Executive Officer and Chairman of the Board.  Benjamin Chan was nominated to serve as our other director with such appointment to be effective on the tenth day after mailing the Schedule 14f-1.

The transaction was regarded as a reverse merger whereby MoqiZone Cayman was considered to be the accounting acquirer as it retained control of Trestle after the exchange.

All balances of Trestle were eliminated as the net assets acquired by and liabilities assumed by MoqiZone Cayman in the reverse merger were $0 after the Company satisfied the remaining portion of a note payable with a cash payment of approximately $55,000.

MoqiZone Cayman was incorporated on August 29, 2007.  MoqiZone Cayman owns 100% of the share capital of MobiZone Hong Kong and Shanghai MoqiZone indirectly.  The consolidated financial statements reflect all predecessor statements of income and cash flow activities from inception in August 2007. Moqizone Cayman (and its historical financial statements) is the continuing entity for financial reporting purposes.

The preceding unaudited pro forma combined balance sheet represents the combined financial position of Moqizone Cayman as of March 31, 2009, as if the reverse merger acquisition occurred on March 31, 2009.  The unaudited combined income statements give effect to the reverse acquisition of Moqizone Cayman by Trestle assuming that the reverse acquisition took place on April 1, 2009.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition of Moqizone Cayman had been consummated as of the beginning of the period indicated, nor is necessarily indicative of the resulted of future operations.

Assumptions and Adjustments:

A)
 Per the terms of the Share Exchange between Trestle and Moqizone Cayman, Trestle was delivered with zero assets and zero liabilities at time of closing after the Company satisfied the remaining portion of the MKM Note with the cash payment of approximately $55,000; Trestle's pre acquisition accumulated defecit was eliminated against additional paid in capital;

B)
Trestle issued approximately 405 Units of convertible debt securities to investors for net proceeds of approximately $3,686,232 that convert into 4,045 shares of Series A preferred stock, following the reverse split;

C)	MKM agreed to forgive approximately $83,000 of the MKM Note in exchange for approximately 35,858,000 shares of Trestle common stock, which issuance occurred immediately prior to the Share Exchange;

D)
At closing and pursuant to the Share Exchange Agreement, we acquired all of the issued and outstanding capital stock of MoqiZone Cayman in exchange for the issuance to Cheung and the other shareholders of MoqiZone Cayman of 10,743 shares of our sought to be created Series B convertible preferred stock;

E)	At closing, MoqiZone Cayman’s capital will be reclassified to additional paid-in-capital to reflect the additional shares of Series B preferred stock issued as part of the Share Exchange;

F)
At closing, $300,000 that MoqiZone Cayman received in October 2008 from 2 accredited investors was automatically converted into approximately 30 Units of convertible debt securities, which were issued to such investors in the June 1, 2009 financing, that converts into 300 shares of Series A preferred stock following the reverse stock split; and,

G)
After the Information Statement on Schedule 14C is effective and pursuant to the Share Exchange Agreement, the Company will effect a one for 254.5 reverse stock split to reduce the 179,115,573 outstanding common shares to 703,794 shares of Trestle Common stock.  Following the reverse stock split, the Series B Preferred Stock shall automatically convert into an aggregate of 10,743,000 shares of our common stock, representing approximately 95% of our issued and outstanding shares of common stock, on a fully-diluted basis, as at the time of conversion (but prior to the issuance of any other equity or equity type securities).

Total shares issued and outstanding at following conversion of MKM debt	179,115,573
Effect of one-for 254.5 reverse split	703,794
Conversion of Series B Preferred Stock into common stock	10,743,000
Total shares outstanding	11,446,794